Exhibit 99

                                 [LOGO OMITTED]

                             SOUTHWEST BANCORP, INC.
           REPORTS RECORD EARNINGS FOR THE FOURTH CONSECUTIVE QUARTER

CONTACT:        RICK GREEN, PRESIDENT & C.E.O.
                KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O.
TELEPHONE:      (405) 372-2230
RELEASE DATE:   APRIL 17, 2003

         April 17, 2003, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc.
(Nasdaq National Market--OKSB, OKSBO), financial holding company for Stillwater National Bank & Trust Company, today announced record quarterly income of $3.5 million for the first quarter of 2003 - an increase of 14% over the first quarter 2002.

2003 FIRST QUARTER RESULTS AND FOCUS:

o    Total assets of $1.5 billion

o Portfolio loans of $1.2 billion, up 29% from March 31, 2002, and up 12% from year-end 2002

o    Compared to First Quarter 2002:

         o    Net Income: $3.5 million; up 14%

         o    Diluted earnings per share: $0.58; up 12%

         o    Book value per share: $17.02; up 13%

         o    Dividends per share: $0.125: up 14%

o    Ratios

         o    Return on average equity of 14.59%

         o    GAAP-based efficiency ratio of 55.38%

STRATEGIC PERSPECTIVE

         "Southwest Bancorp, Inc. ("Southwest") maintains an intense focus on specific performance goals designed to increase shareholder value. These goals include annual growth in diluted EPS and assets of 10% and geographic market share growth and expansion," said Rick Green, President and Chief Executive Officer. "In the first quarter of 2003, Southwest achieved net income of $3.5 million and increased earnings per share by 12% over the first quarter of last year. This represents the fourth consecutive quarter of record earnings. At quarter-end, Southwest's total assets were $1.5 billion."

         "Our performance is primarily the result of substantial loan growth, increases in net interest and noninterest income, and improved efficiency. We are continuing to focus on increasing net interest income by prudent loan growth coupled with careful management of interest margins and funding."

         "During 2002, we made strategic moves into two important markets - Dallas, Texas and Wichita, Kansas. These offices are capitalizing on our strengths in serving medical, professional and small business customers. We were pleased with our significant loan growth from these new markets, and expect continued growth in both locations. Our traditional markets, particularly the Oklahoma City and Tulsa divisions and our Student Lending division, also contributed significantly to the overall loan growth in the quarter."

         "During the first quarter of 2003, we established the Healthcare Strategies Group, a consulting organization which assists the healthcare industry with a focus on the needs of regional and community hospitals, surgery centers, and specialty and medical group practices. The services offered by this group of experienced and noted professionals are a natural complement to our core health care services."

         "Business Consulting Group, Inc., a subsidiary of the Company founded in early 2002, is specifically focused on identifying alternatives for each customer to enhance the performance of his or her own company. Its professional staff has years of success in providing consulting services in the private and public sectors."

ADDITIONAL FINANCIAL INFORMATION

         Net income for the first quarter of 2003 was $3.5 million (up $435,000, or 14.1%, from the first quarter of 2002), and marked Southwest's fourth consecutive quarter of record earnings. Diluted earnings per share for the first quarter of 2003 increased to $0.58, up 11.5% from the first quarter of 2002.

         Net interest income was up 13.9% from the first quarter of last year. Non-interest income for the quarter represented 21.6% of total revenues.

         The provision for loan losses of $1.7 million increased $472,000, or 38%, over the 2002 first quarter. Noninterest expense of $8.9 million increased $1.1 million, or 14%, primarily as a result of increases in compensation, general and administrative, and occupancy expenses. The efficiency ratio of 55.38% represented an improvement of 159 basis points from the first quarter of 2002. Southwest's efficiency ratio is based directly on financial statement amounts.

FINANCIAL CONDITION

         At March 31, 2003, total assets were $1.5 billion, a $136.3 million increase from the end of 2002 and a $266.9 million increase from March 31, 2002. Total portfolio loans (loans other than those held for sale) at March 31, 2003 were $1.2 billion, up $129.8 million, or 11.9%, from year-end 2002 and up $273.8 million, or 28.9%, from March 31, 2002, primarily as a result of growth in commercial and commercial real estate lending, as well as government guaranteed student loans.

         The allowance for loan losses of $13.2 million increased $1.3 million, or 10.6%, from year-end 2002. Total nonperforming loans of $14.6 million increased $1.7 million, or 13.5%, from year-end 2002, and represented 1.19% of loans, compared to 1.17% of loans at year-end 2002. At March 31, 2003, $1.5 million, or 10.5%, of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities. Management believes the amount of the allowance is appropriate, given the systematic methodology for calculating the allowance. That methodology is designed to estimate inherent losses on total loans in the portfolio, including inherent losses on nonperforming loans.

         At March 31, 2003, regulatory capital ratios for Southwest and its banking subsidiary, Stillwater National Bank and Trust Company, exceeded all regulatory requirements for a well-capitalized institution.

SECURITIES

         Southwest's common stock is traded on the Nasdaq National Market under the symbol OKSB. Trust preferred securities of Southwest's subsidiary, SBI Capital Trust, trade on the Nasdaq National market under the symbol OKSBO. Market makers for Southwest's common stock include Stifel Nicolaus & Co., Dain Rauscher Inc., Goldman Sachs & Co., Merrill Lynch, Schwab Capital Markets, Keefe Bruyette & Woods Inc., FTN Financial Securities Corp., and Sandler O'Neill & Partners.

OKLAHOMA'S OWN SOUTHWEST BANCORP, INC.

         Southwest Bancorp, Inc. and the Stillwater National Bank and Trust Company are independent, Oklahoma institutions, and are not controlled by out of state organizations or individuals. Southwest has established and pursued a strategy of independent operation for the benefit of all of its shareholders, and has capitalized on its position as an Oklahoma owned and operated banking organization to increase its banking business.

         Southwest is the financial holding company for Stillwater National Bank and Trust Company and Business Consulting Group, Inc. A substantial portion of Southwest's current business and focus for the future are services for local businesses, their primary employees, and other managers and professionals. Southwest seeks to be the premier financial company for its selected markets. Information regarding Southwest can be retrieved via the Internet, at www.oksb.com. Southwest and Stillwater National offer commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting and other financial services from offices in Stillwater, Tulsa, Oklahoma City, and Chickasha, Oklahoma, and Frisco, Texas; loan production offices in Wichita, Kansas and on the campuses of the University of Oklahoma Health Sciences Center and Oklahoma State University-Tulsa; a marketing presence in the Student Union at Oklahoma State University-Stillwater; and on the Internet. Information regarding products and services of Stillwater National, including SNB DirectBanker(R), its online banking product, can be retrieved via the Internet, at www.banksnb.com. Stillwater National's web site and online banking technology are frequently updated in response to the changing needs of Stillwater National's large base of Internet banking customers.

FORWARD-LOOKING STATEMENTS

         This Press Release includes forward-looking statements, such as: statements of Southwest's goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of problem loan payoffs and potential loan losses; and statements of Southwest's ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate its future results.

SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)



                                                                                         MARCH 31,        DECEMBER 31,
                                                                                           2003               2002
                                                                                        -----------        -----------
ASSETS:
Cash and cash equivalents                                                               $    40,272        $    34,847
Investment securities:
          Held to maturity, fair value $27,030 (2003) and $32,000 (2002)                     26,357             31,154
          Available for sale, amortized cost $142,735 (2003) and $145,141 (2002)            145,207            148,476
          Federal Reserve Bank and Federal Home Loan Bank Stock, at cost                     10,861              9,059
Loans held for sale                                                                           9,408             10,638
Loans receivable, net of allowance for loan losses
          of $13,152 (2003) and $11,888 (2002)                                            1,207,162          1,078,586
Federal funds sold                                                                            7,300                 --
Accrued interest receivable                                                                  10,148              9,283
Premises and equipment, net                                                                  20,663             20,202
Other assets                                                                                  8,671              7,523
                                                                                        -----------        -----------
                          Total assets                                                  $ 1,486,049        $ 1,349,768
                                                                                        ===========        ===========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
          Noninterest-bearing demand                                                    $   145,790        $   135,945
          Interest-bearing demand                                                            55,553             50,162
          Money market accounts                                                             282,941            258,712
          Savings accounts                                                                    6,246              5,700
          Time deposits of $100,000 or more                                                 398,416            309,205
          Other time deposits                                                               262,686            262,033
                                                                                        -----------        -----------
                  Total deposits                                                          1,151,632          1,021,757
Accrued interest payable                                                                      3,914              4,486
Income tax payable                                                                            1,987                 --
Other liabilities                                                                             3,305              2,858
Short-term borrowings                                                                       200,401            199,282
Long-term debt:
          Guaranteed preferred beneficial interests in the Company's
                  subordinated debentures                                                    25,013             25,013
                                                                                        -----------        -----------
                          Total liabilities                                               1,386,252          1,253,396
Shareholders' equity:
          Common stock - $1 par value; 20,000,000 shares authorized; 6,121,521
                  shares issued and outstanding                                               6,122              6,122
          Capital surplus                                                                    12,397             12,317
          Retained earnings                                                                  83,504             80,724
          Accumulated other comprehensive income (loss)                                       1,485              2,201
          Treasury stock, at cost; 258,660 (2003) and 348,142 (2002) shares                  (3,711)            (4,992)
                                                                                        -----------        -----------
                          Total shareholders' equity                                         99,797             96,372
                                                                                        -----------        -----------
                          Total liabilities & shareholders' equity                      $ 1,486,049        $ 1,349,768
                                                                                        ===========        ===========


SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)



                                                                For the three months
                                                                  ended March 31,
                                                            2003                   2002
                                                           -------                -------

Interest income:
     Interest and fees on loans                            $17,722                $15,980
     Investment securities                                   2,073                  2,976
     Other interest-bearing assets                               4                      7
                                                           -------                -------
        Total interest income                               19,799                 18,963

Interest expense:
     Interest-bearing deposits                               5,327                  6,044
     Short-term borrowings                                   1,295                  1,275
     Long-term debt                                            582                    582
                                                           -------                -------
        Total interest expense                               7,204                  7,901
                                                           -------                -------

Net interest income                                         12,595                 11,062

Provision for loan losses                                    1,722                  1,250

Other income:
     Service charges and fees                                2,251                  1,774
     Other noninterest income                                  274                    228
     Gain on sales of loans receivable                         937                    644
     Gain (loss) on sales of investment securities               2                      2
                                                           -------                -------
        Total other income                                   3,464                  2,648

Other expenses:
     Salaries and employee benefits                          4,312                  3,802
     Occupancy                                               1,922                  1,717
     FDIC and other insurance                                   78                     72
     Other real estate                                         161                     22
     General and administrative                              2,421                  2,198
                                                           -------                -------
        Total other expenses                                 8,894                  7,811
                                                           -------                -------
Income before taxes                                          5,443                  4,649
     Taxes on income                                         1,930                  1,571
                                                           -------                -------
Net income                                                 $ 3,513                $ 3,078
                                                           =======                =======


SOUTHWEST BANCORP, INC.
AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands)



                                                                        For the three months ended
                                                                            March 31, 2003
                                                           --------------------------------------------------------
                                                                                    Interest
                                                             Average                Income/                Average
                                                             Balance                Expense               Yield/Rate
                                                           ---------------------------------------------------------

ASSETS:
Loans receivable                                           $1,184,985             $   17,722                6.07%
Investment securities                                         182,557                  2,073                4.61
Other interest-earning assets                                   1,434                      4                1.13
                                                           ----------             ----------                ----
    Total interest-earning assets                           1,368,976                 19,799                5.87
Noninterest-earning assets                                     53,508
                                                           ----------
    Total assets                                           $1,422,484
                                                           ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Interest-bearing demand                                  $   54,226             $       81                0.61%
  Money market accounts                                       271,671                  1,176                1.76
  Savings accounts                                              6,147                      4                0.26
  Time deposits                                               612,908                  4,066                2.69
                                                           ----------             ----------                ----
    Total interest-bearing deposits                           944,952                  5,327                2.29
  Short-term borrowings                                       215,796                  1,295                2.43
  Long-term debt                                               25,013                    582                9.30
                                                                                  ----------                ----
    Total interest-bearing liabilities                      1,185,761                  7,204                2.46
  Noninterest-bearing demand                                  124,022
  Other noninterest-bearing liabilities                        15,074
  Shareholders' equity                                         97,627
                                                           ----------
    Total liabilities and shareholders' equity             $1,422,484
                                                           ==========
   Net interest income                                                            $   12,595
                                                                                  ==========
   Interest rate spread                                                                                     3.41%
                                                                                                            ====
   Net interest margin (1)                                                                                  3.73%
                                                                                                            ====
   Ratio of average interest-earning assets
     to average interest-bearing liabilities                   115.45%
                                                           ==========
   Net interest income and margin
     (tax-equivalent basis) (2)                                                   $   12,765                3.78%
                                                                                  ==========                ====




(1) The net interest margin is equal to annualized net interest income divided by average interest-earning assets.

(2) In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those loans, a tax-equivalent adjustment is made equally to interest income and income tax expense with no effect on after tax income. The tax equivalent adjustment has been computed using a federal income tax rate of 35%.

SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)


                                                                                  For the three months
                                                                                     ended March 31,
                                                                                 2003                2002
--------------------------------------------------------------------------------------------------------------
PER COMMON SHARE DATA:
--------------------------------------------------------------------------------------------------------------
           Basic Earnings                                                   $      0.60           $      0.54
           Diluted Earnings                                                        0.58                  0.52
           Dividends declared                                                      0.13                  0.11
           Book value (at period end)                                             17.02                 15.10
--------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING\:
--------------------------------------------------------------------------------------------------------------
           Basic                                                              5,827,499             5,702,426
           Diluted                                                            6,062,486             5,932,514
--------------------------------------------------------------------------------------------------------------
KEY RATIOS:
--------------------------------------------------------------------------------------------------------------
           Return on average assets                                                1.00%                 1.02%
           Return on average total shareholders' equity                           14.59%                14.52%
           Efficiency ratio                                                       55.38%                56.97%
--------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS AS OF PERIOD END:
--------------------------------------------------------------------------------------------------------------
           Leverage ratio                                                          8.66%                 8.94%
           Tier I capital ratio                                                   10.07%                11.12%
           Total capital ratio                                                    11.14%                12.26%
           Tier I capital                                                   $   123,176           $   109,659
           Total capital                                                        136,328               120,886
           Total risk adjusted assets                                         1,223,434               986,055
--------------------------------------------------------------------------------------------------------------
LOAN COMPOSITION AS OF PERIOD END:
--------------------------------------------------------------------------------------------------------------
           Real estate mortgage:
                  Commercial                                                $   381,887           $   327,351
                  One-to-four family residential                                 92,433               102,504
           Real estate construction                                             183,855                98,907
           Commercial                                                           397,026               305,556
           Installment and consumer:
                  Government-guaranteed student loans                           150,213                95,110
                  Other                                                          24,308                25,887
                                                                            -----------           -----------
                          Total loans, including loans held for sale        $ 1,229,722           $   955,315

           Less:  Allowance for loan losses                                     (13,152)              (11,227)
                                                                            -----------           -----------
                          Total loans, net                                  $ 1,216,570           $   944,088
                                                                            ===========           ===========


 SOUTHWEST BANCORP, INC.
 UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS (CONTINUED)
 (Dollars in thousands, except per share data)



                                                                                               For the three months
                                                                                                 ended March 31,
                                                                                              2003             2002
----------------------------------------------------------------------------------------------------------------------
ASSET QUALITY AS OF PERIOD END:
----------------------------------------------------------------------------------------------------------------------
           Nonaccrual loans (1)                                                             $ 11,990         $  5,517
           Restructured loans                                                                     --               --
           90 day past due and accruing (2)                                                    2,657            1,748
                                                                                            --------         --------
                  Total nonperforming loans (3)                                             $ 14,647         $  7,265
                                                                                            ========         ========
           Other real estate owned                                                          $    585         $    768
           Allowance for loan losses as a percentage of total loans                             1.07%            1.18%
           Allowance for loan losses as a percentage of nonperforming loans                    89.79%          154.54%
           Nonperforming loans as a percentage of total loans                                   1.19%            0.76%
           Nonperforming assets as a percentage of total loans and other real estate            1.24%            0.84%
           Total charge-offs                                                                $    649         $  1,604
           Total recoveries                                                                      191               89
                                                                                            --------         --------
                  Net charge-offs                                                           $    458         $  1,515
                                                                                            ========         ========
           Net charge-offs (annualized) as a percentage of average loans                        0.16%            0.64%
----------------------------------------------------------------------------------------------------------------------
 OTHER MISCELLANEOUS INFORMATION AS OF PERIOD END:
----------------------------------------------------------------------------------------------------------------------
           Goodwill                                                                         $    194         $    194
           Mortgage Servicing Rights                                                             957              572
           Non-mortgage Servicing Rights                                                         109               95
                                                                                            --------         --------
                  Total Intangible Assets                                                   $  1,260         $    861
                                                                                            ========         ========

           1-4 family mortgage loans serviced for others                                    $112,328         $ 93,995
           Intangible amortization expense                                                        67               46

           FTE employees (at period end)                                                         323              310
           Number of ATMs                                                                        328              266
           Number of branches                                                                      7                6



 (1) The government-guaranteed portion of loans included in these totals are $1.4 million (2003) and $986,000 (2002).
 (2) The government-guaranteed portion of loans included in these totals are $96,000 (2003) and $179,000 (2002).
 (3) The government-guaranteed portion of loans included in these totals are $1.5 million (2003) and $1.2 million (2002).